Exhibit 5

Opinion of Gregory M. Wilson

                                Gregory M. Wilson

                                 Attorney at Law

                              18610 East 32nd Ave.

                              Greenacres, WA 99016

                               Tel. (509) 891-8373

                               Fax (509) 891-8382

September 23, 2011

Mainstream Entertainment, Inc.

11637 Orpington St.

Orlando, FL 32817

Re: Mainstream Entertainment, Inc: Registration Statement on Form S-1, as amended

(the "Registration Statement")

Gentlemen:

         You have  requested  my opinion,  as counsel for  Mainstream Entertainment, Inc,  a Florida  corporation  (the  "Company"),  in  connection  with the registration  statement on Form S-1 (the  "Registration  Statement"),under  the Securities  Act of 1933,  filed by the Company with the  Securities and Exchange Commission for the resale of 848,370 shares (the "Registered Shares") of common stock, $.001 par value (the  "Common  Stock"),  by the Selling  Securityholders named in the Registration Statement.

       I am acting as counsel for the Company in connection with the registration for resale of the Shares.  I have examined the registration statement, such records  and documents and made such  examinations of law as I have deemed relevant in connection with this  opinion.  In my examination,  I have  assumed  the  genuineness  of all signatures,  the legal  capacity of natural  persons,  the  authenticity  of all documents submitted to us as originals,  the conformity to original documents of all  documents  submitted  to me as  certified  or  photostatic  copies  and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, I am of the opinion that, the common shares are duly authorized, validly issued, fully paid and non-assessable.

I assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Securityholders to exempt sale transactions,  register and, or qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any  obligation to advise you of any change in any of these sources of law or subsequent  legal or factual developments which might affect any matters or opinions set forth herein after the effective date of this Registration Statement.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  I hereby further consent to the reference to us under the caption "Legal Matters"  in the prospectus  included in the  Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

 /s/ Gregory M. Wilson

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